Exhibit 10.48
BALLY’S CORPORATION
2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
NOTICE OF GRANT
The attached Restricted Stock Unit Award Agreement, which includes the terms in this Notice of Grant (the “Notice of Grant”), evidences the grant of restricted stock units (the “Restricted Stock Units”) by Bally’s Corporation (the “Company”) pursuant to the terms of the Bally’s Corporation 2021 Equity Incentive Plan (the “Plan”) to the individual whose name appears below (“Participant”) on the date indicated below. Any capitalized term used herein but not defined herein shall have the meaning set forth in the Plan.
You have been granted an award of Restricted Stock Units subject to the terms and conditions of the Plan and this Agreement, as follows:
Name of the Participant:
Number of Restricted Stock Units:
Date of Grant:
Vesting Schedule:     Except as otherwise provided in the attached Restricted Stock Unit Award Agreement, one-third (1/3) of the Restricted Stock Units will vest on the first anniversary of the Date of Grant, an additional one-third (1/3) of the Restricted Stock Units will vest on the second anniversary of the Date of Grant, and the remaining one-third (1/3) of the Restricted Stock Units will vest on the third anniversary of the Date of Grant, subject to Participant’s continuous service with the Company or a Subsidiary on each such date.
Your signature below indicates your agreement to be bound by the terms of this Notice of Grant and the Restricted Stock Unit Award Agreement attached hereto as Appendix A with respect to the Restricted Stock Units granted to you. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT, AND APPENDIX B, WHICH CONTAINS THE PROSPECTUS OF THE BALLY’S CORPORATION 2021 EQUITY INCENTIVE PLAN.
By:
Name:
Date:    _____________________________

BALLY’S CORPORATION

By:                     _
Name: ____________________________
Title: _____________________________

APPENDIX A

RESTRICTED STOCK UNIT AWARD AGREEMENT
Bally’s Corporation
2021 Equity Incentive Plan
This Award Agreement, which includes the terms of the Notice of Grant (collectively, the “Agreement”), is made as of the Date of Grant set forth in the Notice of Grant (such date, the “Date of Grant”) between Bally’s Corporation (the “Company”) and the Participant set forth in the Notice of Grant (“Participant”), pursuant to the terms of the Bally’s Corporation 2021 Equity Incentive Plan (the “Plan”). Any capitalized term used herein but not defined herein shall have the meaning set forth in the Plan.
Section 1.Grant of Restricted Stock Units. The Company has granted to Participant, subject to the terms and conditions herein and in the Plan, the number of restricted stock units set forth in the Notice of Grant (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one Common Share, subject to the terms and conditions set forth in this Agreement and the Plan.
Section 2.Vesting of the Restricted Stock Units.
(a)Generally. Except as otherwise provided herein, the Restricted Stock Units shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant, subject to Participant’s continuous service with the Company or a Subsidiary on each such date. For purposes of this Agreement, the continuous service with the Company or a Subsidiary will not be deemed to have been interrupted, and Participant shall not be deemed to have ceased to be an employee or a consultant of the Company or a Subsidiary, by reason of the transfer of Participant’s service among the Company and its Subsidiaries.
(b)Death; Disability. Notwithstanding Section 2(a), upon the occurrence of Participant’s termination of service due to Participant’s death or Disability, the Restricted Stock Units shall vest as to the number of Restricted Stock Units that would otherwise have vested on the next applicable vesting date in accordance with Section 2(a) (assuming Participant had remained in continuous service with the Company or a Subsidiary on such date).
(c)Change in Control. Upon the occurrence of a Change in Control, all Restricted Stock Units that remain unvested shall fully vest, except to the extent that a Replacement Award is provided to Participant in lieu of the Restricted Stock Units. If Participant receives a Replacement Award, upon the Involuntary Termination of Participant’s service on or within two (2) years following the consummation date of a Change in Control, the Replacement Award shall fully vest.
(d)Termination Without Cause. Notwithstanding Section 2(a) or 2(b), upon a Termination Without Cause, all Restricted Stock Units that remain unvested upon such termination shall fully vest.
Section 3.Termination of Service. Subject to the provisions of Section 2, upon the occurrence of a termination of Participant’s service for any reason, all unvested Restricted Stock Units shall be forfeited and Participant shall not be entitled to any compensation or other amount with respect to such forfeited Restricted Stock Units.

Section 4.Settlement.
(a)All vested Restricted Stock Units shall be settled within 30 days of the applicable vesting date by the Company’s issuance and delivery to Participant (or Participant’s beneficiary in the event of Participant’s death) of a number of Common Shares equal to the number of vested Restricted Stock Units; provided, however, that if the vesting date is a Change in Control and such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code and the regulations thereunder, and where Section 409A of the Code applies to such distribution, Participant is entitled to receive the corresponding payment on the date that would have otherwise applied upon vesting pursuant to Section 2(a), (b) or (c) as though such Change in Control had not occurred.
(b)Notwithstanding anything in this Agreement to the contrary, if (i) Participant is a “specified employee” (within the meaning of Section 409A of the Code), (ii) the issuance of the Common Shares pursuant to Section 4(a) is considered to be a “deferral of compensation” (as such phrase is defined for purposes of Section 409A of the Code) and (iii) such issuance is made by reason of Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), then Participant’s date of issuance of the Common Shares shall be the date that is the first day of the seventh month after the date of Participant’s separation from service.
Section 5.Adjustments. The Restricted Stock Units granted hereunder shall be subject to the provisions of Section 11 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure and for material corporate transactions.
Section 6.No Right of Continued Service. Nothing in the Plan or this Agreement shall confer upon Participant any right to continued service with the Company or any Affiliate.
Section 7.Limitation of Rights. Participant shall not have any privileges of a Shareholder of the Company with respect to any Restricted Stock Units, including, without limitation, any right to vote any Common Shares underlying such Restricted Stock Units or to receive dividends or other distributions in respect thereof, unless and until there is a date of settlement and issuance to Participant of the underlying Common Shares.
Section 8.Restrictions on Transfer. Subject to Section 15 of the Plan, no Restricted Stock Units may be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by Participant, except by will or by the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Stock Units contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon any Restricted Stock Units, shall be null and void and without effect.
Section 9.Competitive Activity; Confidentiality; Non-Solicitation.
(a)Acknowledgements and Agreements. Participant hereby acknowledges and agrees that in the performance of Participant’s duties to the Company during Participant’s continuous service with the Company or a Subsidiary,

Participant will be brought into frequent contact with existing and potential customers of the Company throughout the world. Participant also agrees that trade secrets and confidential information of the Company, more fully described in Section 9(e)(i), gained by Participant during Participant’s association with the Company, have been developed by the Company through substantial expenditures of time, effort and money and constitute valuable and unique property of the Company. Participant further understands and agrees that the foregoing makes it necessary for the protection of the Company’s business that Participant not compete with the Company during Participant’s continuous service with the Company or a Subsidiary and not compete with the Company for a reasonable period thereafter, as further provided in the following subparagraphs.
(b)Covenants.
(i)Covenants During Service. While providing services to the Company, Participant will not compete with the Company anywhere in the world. In accordance with this restriction, but without limiting its terms, while providing services to the Company, Participant will not:
(A)enter into or engage in any business which competes with the Company’s Business;
(B)solicit customers, business, patronage or orders for, or sell, any products or services in competition with, or for any business that competes with, the Company’s Business;
(C)divert, entice or otherwise take away any customers, business, patronage or orders of the Company or attempt to do so; or
(D)promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Company’s Business.
(ii)Covenants Following Termination. For a period of one (1) year following the termination of Participant’s service to the Company, Participant will not:
(A)enter into or engage in any business which competes with the Company’s Business within the Restricted Territory;
(B)solicit customers, business, patronage or orders for, or sell, any products and services in competition with, or for any business, wherever located, that competes with, the Company’s Business within the Restricted Territory;
(C)divert, entice or otherwise take away any customers, business, patronage or orders of the Company within the Restricted Territory, or attempt to do so; or
(D)promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Company’s Business within the Restricted Territory.
(iii)Indirect Competition. For the purposes of Sections 9(b)(i) and (ii) inclusive, but without limitation thereof, Participant will be in violation thereof if Participant engages in any or all of the activities set forth therein directly as an individual on Participant’s own account, or indirectly as a partner, member, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which Participant or Participant’s spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than five percent (5%) of the outstanding stock.
(iv)If it shall be judicially determined that Participant has violated this Section 9(b), then the period applicable to each obligation that Participant shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.
(c)The Company. For purposes of this Section 9, the Company shall include any and all direct and indirect subsidiary, parent, affiliated, or related companies of the Company for which Participant worked or had responsibility at the time of termination of Participant’s service to the Company and at any time during the two (2) year period prior to such termination.
(d)Non-Solicitation. Participant will not directly or indirectly at any time during the period of Participant’s services to the Company or thereafter, attempt to disrupt, damage, impair or interfere with the Company’s Business by raiding any of the Company’s employees or soliciting any of them to resign from their employment by the Company, or by disrupting the relationship between the Company and any of its consultants, agents or representatives. Participant acknowledges that this covenant is necessary to enable the Company to maintain a stable workforce and remain in business.
(e)Further Covenants.
(i)Participant will keep in strict confidence, and will not, directly or indirectly, at any time, during or after Participant’s service to the Company, disclose, furnish, disseminate, make available or, except in the course of performing Participant’s duties of employment, use any trade secrets or confidential business and technical information of the Company or its customers or vendors, without limitation as to when or how Participant may have acquired such information. Such confidential information shall include, without limitation, the Company’s unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information and other business information. Participant specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of Participant and whether compiled by the Company, and/or Participant, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and use of such information by Participant during Participant’s service with the Company (except in the course of performing Participant’s duties and obligations to the Company) or after the termination of Participant’s services shall constitute a misappropriation of the Company’s trade secrets.
(ii)The U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
(iii)Participant agrees that upon termination of Participant’s service to the Company, for any reason, Participant shall return to the Company, in good condition, all Company owned property, including, without limitation, the originals and all copies of any materials (in paper or electronic form) which contain confidential information listed in Section 9(e)(i) of this Agreement, including electronic storage media, and all electronic devices, such as company issued cellphones and computers. In the event that such items are not so returned, the Company will have the right to charge Participant for all reasonable damages, costs, attorneys’ fees and other expenses incurred in searching for, taking, removing and/or recovering such property.
(iv)Nothing in this Agreement prevents Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations.
(f)Discoveries and Inventions; Work Made for Hire.
(i)Participant agrees that upon conception and/or development of any idea, discovery, invention, improvement, software, writing or other material or design that: (A) relates to the business of the Company, or (B) relates to the Company’s actual or demonstrably anticipated research or development, or (C) results from any work performed by Participant for the Company, Participant will assign to the Company the entire right, title and interest in and to any such idea, discovery, invention, improvement, software, writing or other material or design. Participant has no obligation to assign any idea, discovery, invention, improvement, software, writing or other material or design that Participant conceives and/or develops entirely on Participant’s own time without using the Company’s equipment, supplies, facilities, or trade secret information unless the idea, discovery, invention, improvement, software, writing or other material or design either: (x) relates to the business of the Company, or (y) relates to the Company’s actual or demonstrably anticipated research or development, or (z) results from any work performed by Participant for the Company. Participant agrees that any idea, discovery, invention, improvement, software, writing or other material or design that relates to the business of the Company or relates to the Company’s actual or demonstrably anticipated research or development which is conceived or suggested by Participant, either solely or jointly with others, within one (1) year following termination of Participant’s employment under this Agreement or any successor agreements shall be presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company’s equipment, supplies, facilities, and/or trade secrets.
(ii)In order to determine the rights of Participant and the Company in any idea, discovery, invention, improvement, software, writing or other material, and to insure the protection of the same, Participant agrees that during Participant’s service with the Company, and for one (1) year after termination of Participant’s services under this Agreement or any successor agreements Participant will disclose immediately and fully to the Company any idea, discovery, invention, improvement, software, writing or other material or design conceived, made or developed by Participant solely or jointly with others. The Company agrees to keep any such disclosures confidential. Participant also agrees to record descriptions of all work in the manner directed by the Company and agrees that all such records and copies, samples and experimental materials will be the exclusive property of the Company. Participant agrees that at the request of and without charge to the Company, but at the Company’s expense, Participant will execute a written assignment of the idea, discovery, invention, improvement, software, writing or other material or design to the Company and will assign to the Company any application for letters patent or for trademark registration made thereon, and to any common-law or statutory copyright therein; and that Participant will do whatever may be necessary or desirable to enable the Company to secure any patent, trademark, copyright, or other property right therein in the United States and in any foreign country, and any division, renewal, continuation, or continuation in part thereof, or for any reissue of any patent issued thereon. In the event the Company is unable, after reasonable effort, and in any event after ten business days, to secure Participant’s signature on a written assignment to the Company of any application for letters patent or to any common-law or statutory copyright or other property right therein, whether because of Participant’s physical or mental incapacity or for any other reason whatsoever, Participant irrevocably designates and appoints the General Counsel of the Company as Participant’s attorney-in-fact to act on Participant’s behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, copyright or trademark. This Section 9(f) does not prevent Participant from opening his or her own business, to the extent all other restrictions in Section 9 are adhered to.
(iii)Participant acknowledges that, to the extent permitted by law, all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefor, prototypes and other materials (hereinafter, “items”), including without limitation, any and all such items generated and maintained on any form of electronic media, generated by Participant during Participant’s service with the Company shall be considered a “work made for hire” and that ownership of any and all copyrights in any and all such items shall belong to the Company. The item will recognize the Company as the copyright owner, will contain all proper copyright notices, e.g., “(creation date) Bally’s Corporation, All Rights Reserved,” and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.
(g)Communication of Contents of Agreement. While providing services to the Company and for one (1) year thereafter, Participant will communicate the contents of Section 9 of this Agreement to any person, firm, association, partnership, corporation or other entity that Participant intends to be employed by, associated with, or represent.
(h)Confidentiality Agreements. Participant agrees that Participant shall not disclose to the Company or induce the Company to use any secret or confidential information belonging to Participant’s former employers. Except as indicated, Participant warrants that Participant is not bound by the terms of a confidentiality agreement or other agreement with a third party that would preclude or limit Participant’s right to work for the Company and/or to disclose to the Company any ideas, inventions, discoveries, improvements or designs or other information that may be conceived during service with the Company. Participant agrees to provide the Company with a copy of any and all agreements with a third party that preclude or limit Participant’s right to make disclosures or to engage in any other activities contemplated by Participant’s service to the Company.
(i)Relief. Participant acknowledges and agrees that the remedy at law available to the Company for breach of any of Participant’s obligations under this Agreement would be inadequate. Participant therefore agrees that, in addition to any other rights or remedies that the Company may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision contained in Sections 9(b), 9(d), 9(e), 9(f), 9(g) and 9(h) inclusive, of this Agreement, without the necessity of proof of actual damage.
(j)Reasonableness. Participant acknowledges that Participant’s obligations under this Section 9 are reasonable in the context of the nature of the

Company’s Business and the competitive injuries likely to be sustained by the Company if Participant were to violate such obligations. Participant further acknowledges that this Agreement is made in consideration of, and is adequately supported by the agreement of the Company to perform its obligations under this Agreement and by other consideration, which Participant acknowledges constitutes good, valuable and sufficient consideration.
Section 10.Definitions.
(a)“Cause” means, unless otherwise set forth in a written employment agreement between Participant and the Company or any Subsidiary, the termination by the Company or any Subsidiary of Participant’s service to the Company or any Subsidiary as a result of: (i) the commission by Participant of a felony or a fraud, (ii) conduct by Participant that brings the Company or any Subsidiary or Affiliate of the Company into substantial public disgrace or disrepute, (iii) gross negligence or gross misconduct by Participant with respect to the Company or any Subsidiary or Affiliate of the Company, (iv) Participant’s abandonment of Participant’s service to the Company or any Subsidiary, (v) Participant’s insubordination or failure to follow the directions of the person to whom Participant reports, which is not cured within three (3) days after written notice thereof to Participant, (vi) Participant’s violation of Section 9 of this Agreement, (vii) Participant’s breach of a material employment policy of the Company, which is not cured within three days after written notice thereof to Participant, or (viii) any other breach by Participant of this Agreement or any other agreement with the Company or any Subsidiary which is material and which is not cured within thirty (30) days after written notice thereof to Participant.
(b)“Change in Control” means any of the following events:
(i)any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (IV) any acquisition pursuant to a transaction that complies with Sections 10(b)(iii)(A), (b)(iii)(B) and (b)(iii)(C) below; or
(ii)individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii)consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)approval by the Shareholders of a complete liquidation or dissolution of the Company.

(c)“Company’s Business” means the business of (i) owning, operating, or managing any gaming, gambling, pari-mutuel, wagering, thoroughbred or dog racing, video lottery terminal, or lottery-related enterprise or facility and (ii) operating or managing any form of internet or mobile gaming or gambling activities, including daily fantasy sports.
(d)“Disability” means (i) Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.
(e)“Involuntary Termination” means a Termination Without Cause or a Termination for Good Reason.
(f)“Restricted Territory” means: (i) the geographic area(s) within a fifty (50) mile radius of any and all Company location(s) in, to, or for which Participant worked, to which Participant was assigned or had any responsibility (either direct or supervisory) at the time of termination of Participant’s service and at any time during the two (2)-year period prior to such termination; (ii) the United States; and (iii) all of the specific customer accounts, whether within or outside of the geographic area described in (i) or (ii) above, with which Participant had any contact or for which Participant had any responsibility (either direct or supervisory) at the time of termination of Participant’s service and at any time during the two (2)-year period prior to such termination.
(g)“Termination for Good Reason” means, unless otherwise set forth in a written employment agreement between Participant and the Company, the termination by Participant of Participant’s service with the Company as a result of (i) a material diminution in Participant’s base salary, other than a reduction in base salary that affects all similarly situated executives of the Company in substantially the same proportion; (ii) a material diminution in Participant’s responsibilities to the Company (other than temporarily while the Participant is physically or mentally incapacitated or as required by applicable law); or (iii) a relocation of Participant’s principal place of service to the Company such that the distance between Participant’s primary residence as of such relocation and Participant’s principal place of service to the Company is increased by more than fifty (50) miles; provided, however, that a termination on account of the foregoing conditions will constitute a Termination for Good Reason only if Participant provides written notice to the Company within forty-five (45) days of the initial existence of the condition(s) constituting Good Reason and the Company fails to cure such condition(s) within sixty (60) days after receipt from Participant of such notice. For the purpose of this definition, “Company” shall include any Affiliate or Subsidiary of the Company and any entity with whom Participant holds a position at the request of the Company.
(h)“Termination Without Cause” means the termination by the Company or any Subsidiary of Participant’s service with the Company or any

Subsidiary for any reason other than a termination for Disability or a termination for Cause.
Section 11.Withholding Taxes. To the extent that the Company or Participant’s employer is required to withhold federal, state, local or foreign taxes or other amounts in connection with the delivery to Participant of Common Shares or any other payment to Participant under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the obligation of the Company to make any such delivery or payment that Participant make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld. If Participant fails to make such satisfactory arrangements, then unless the Committee determines otherwise, the Company shall withhold from the Common Shares otherwise issuable pursuant to the settlement of the Restricted Stock Units a number of Common Shares having a value equal to the amount required to be withheld. Such Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the value of the Restricted Stock Units is to be included in Participant’s income. In no event will the fair market value of the Common Shares to be withheld and/or delivered pursuant to this Section 11 to satisfy applicable withholding taxes exceed the minimum amount required to be withheld unless (a) an additional amount can be withheld and not result in adverse accounting consequences and (b) such additional withholding amount is authorized by the Committee.
Section 12.Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law. Nothing in this Agreement or in the Plan prohibits or will be interpreted or construed to prohibit Participant from reporting any possible violation of federal law or regulation to any governmental agency or entity, including, but not limited to, the U.S. Department of Justice or the Securities and Exchange Commission, or providing testimony to or communicating with such agency or entity in the course of its investigation, or from making any other disclosures that are protected under the whistleblower provisions of federal law and regulation. Any such reports, testimony or disclosures do not require Participant to provide notice or receive the authorization or consent of the Company or the Board.
Section 13.Construction. The Restricted Stock Units granted hereunder are granted pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. Participant hereby acknowledges that a copy of the Plan has been delivered to Participant and accepts the Restricted Stock Units granted hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon Participant.
Section 14.Notices. Any notice hereunder by Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company at the Company’s principal executive offices. Any notice hereunder by the Company shall be given to Participant in writing at the most recent address as Participant may have on file with the Company.

Section 15.Governing Law. This Agreement shall be construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.
Section 16.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 17.Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
Section 18.Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and administered in accordance with Section 409A of the Code. Notwithstanding any other provision of the Plan or this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A of the Code or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A of the Code shall be excluded from Section 409A of the Code to the maximum extent possible. The Restricted Stock Units granted hereunder shall be subject to the provisions of Section 17 of the Plan. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code, and in no event shall the Company or any of its Subsidiaries or Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A of the Code.
Section 19.Entire Agreement. Participant acknowledges and agrees that this Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, superseding any and all prior agreements whether verbal or otherwise between the parties with respect to such subject matter.
Section 20.Forfeiture and Recapture. The Restricted Stock Units will be subject to recoupment in accordance with any existing clawback or recoupment policy, or clawback or recoupment policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required under Section 10D of the Exchange Act or other applicable law.
Section 21.Amendments.  Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable to this Agreement; provided, however, that, subject to the terms of the Plan, no amendment will materially impair the rights of Participant with respect to the Restricted Stock Units without Participant’s consent.  Notwithstanding the foregoing, the limitation requiring the consent of Participant to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A.
Section 22.Severability.  In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and fully enforceable.

APPENDIX B

PROSPECTUS OF THE BALLY’S CORPORATION
2021 EQUITY INCENTIVE PLAN